UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2020

OCWEN FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	1-13219	65-0039856
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1661 Worthington Road, Suite 100

West Palm Beach, Florida 33409

(Address of principal executive offices)

Registrant’s telephone number, including area code: (561) 682-8000

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	OCN	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 10, 2020, the Compensation and Human Capital Committee of the Board of Directors of Ocwen Financial Corporation (Ocwen or the Company) granted one-time long-term incentive awards to certain of the Company’s executive officers and modified components of the Company’s other compensation programs and arrangements.

The one-time long-term incentive awards were granted in the form of a cash payment representing 70% of the award amount and cash-settled restricted stock units representing 30% of the award amount, vesting in both instances 18 months from the grant date provided the recipient remains employed on the vesting date, subject to certain conditions. Named executive officers received long-term incentive awards in the following amounts: Scott Anderson, Chief Servicing Officer, $500,000; Timothy Yanoti, Chief Growth Officer, $450,000; Dennis Zeleny, Chief Administrative Officer, $370,000; and June Campbell, Chief Financial Officer, $340,000.

The Committee also approved a modification to the 2020 Annual Incentive Plan for all participating employees to provide that, in the event of a change in control of the Company, 2020 Annual Incentive Plan compensation will be paid at the greater of actual or target performance levels.

In addition, on September 15, 2020, the Committee restored Chief Executive Officer Glen Messina’s incentive compensation targets to the terms agreed to in his offer letter upon joining Ocwen in October 2018. In February 2019, in furtherance of the Company’s cost re-engineering efforts, Mr. Messina volunteered to reduce his 2019 and 2020 target total compensation by approximately 20% by reducing his annual cash target incentive from $1,350,000 to $1,125,000 and reducing his annual long-term incentive equity target from a target value of $3,150,000 to $2,250,000. Mr. Messina’s annual cash incentive target will be restored on a prorated basis for the remainder of the year effective October 1, 2020 and the restoration of his long-term equity target will be effective for 2021. The Committee also provided that in the event Mr. Messina’s employment is terminated without cause, or he resigns for good reason, within two years following a change in control of the Company, he will be entitled to severance compensation equivalent to two years of base salary, target bonus, and COBRA benefits, in addition to continued bonus eligibility as outlined in his offer letter.

The Committee also approved a modification to Mr. Zeleny’s compensation arrangement pursuant to which his target total compensation will be increased by 4%, or $42,500 annually, with a reduction in the proportion of compensation payable in restricted stock units and an increase in the proportion payable as base salary and cash incentive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OCWEN FINANCIAL CORPORATION
(Registrant)

Date: September 16, 2020	By:	/s/ June C. Campbell
June C. Campbell
Chief Financial Officer